UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 28, 2004

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300 Kansas City, Missouri	64114
(Address of Principal Executive Offices)	(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

EXPLANATORY NOTE

This amendment to the Form 8-K is being furnished herewith for the purpose of correcting Exhibit 99.1, the Registrant’s press release announcing 2003 fourth quarter and full year financial results, furnished by the Registrant under Item 12. The Registrant recorded adjustments to the income statement resulting in an aggregate increase in net income for the fourth quarter and full year of 2003 of $1.5 million, or $.07 per diluted share. Certain adjustments were also recorded to the balance sheet, which resulted in an increase to total assets and total liabilities and stockholder’s equity of $3.6 million.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Corrected Press Release dated January 28, 2004 “NovaStar Announces Fourth Quarter Earnings Per Share of $1.45, Culminating a Record Year”.

Item 12. Results of Operations and Financial Condition.

Pursuant to Item 12 of Form 8-K “Results of Operations and Financial Condition,” NovaStar Financial, Inc. is hereby furnishing, as an Exhibit to this current report on Form 8-K, a copy of its amended earnings release for the fourth quarter of 2003 dated January 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: March 5, 2004	/s/ Rodney E. Schwatken

Rodney E. Schwatken Vice President, Treasurer and Controller

Exhibit Index

Exhibit Number
99.1	Press Release dated January 28, 2004 “NovaStar Announces Fourth Quarter Earnings Per Share of $1.45, Culminating a Record Year”.